QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.2

NIKE, INC. OFFICERS' CERTIFICATE PURSUANT TO
SECTIONS 2.2 AND 10.4 OF THE INDENTURE

    Each of Donald W. Blair and Marcia A. Stilwell does hereby certify that they are the Vice President and Chief Financial Officer, and Treasurer, respectively, of NIKE, Inc., an Oregon corporation (the "Company") and further certify, pursuant to resolutions of the Board of Directors of the Company duly adopted on February 15, 2001 (the "February Board Resolutions") and resolutions of the Board of Directors of the Company duly adopted by written consent on January 25, 1999 (the "Written Consent Resolutions") (collectively, the "Resolutions"), pursuant to Sections 2.2 and 10.4 of the Indenture (the "Indenture") dated as of December 13, 1996 between the Company and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as trustee (the "Trustee"), as follows:

      (a) Attached hereto as Annex A is a true and correct copy of a specimen Note (the "Form of Note") representing the Company's 5.50% Notes Due August 15, 2006 (the "Notes"), which Notes constitute a separate series of Securities under the Indenture.

      (b) The Form of Note sets forth certain of the terms required to be set forth in this certificate pursuant to Section 2.2 of the Indenture, and said terms are incorporated herein by reference. The Notes were issued at the initial public offering price of 99.716%.

      (c) The Company is issuing initially $250,000,000 aggregate principal amount of the Notes. The Notes may be reopened by the Company for the issuance of additional Notes, so long as such additional Notes have the same form and terms (other than the date of issuance and the date from which interest thereon shall begin to accrue), and carry the same right to receive accrued and unpaid interest, as the Notes theretofore issued; provided that, notwithstanding the foregoing, such series may not be reopened if the Company has effected satisfaction and discharge, defeasance or covenant defeasance with respect to the Notes of such series pursuant to the applicable provisions of Article VIII of the Indenture.

      (d) Section 5.1 of the Indenture is hereby replaced in its entirety with the following:

      "When Company May Merge, Etc.

      The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a "successor person") unless:

        (i)  the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company's obligations on such series of securities and under the Indenture; and

        (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing under the Indenture.

      The foregoing will not prohibit a merger of any of the Company's Subsidiaries with or into the Company or a merger effected solely for the purpose of reincorporating the Company in another jurisdiction.

      The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with the Indenture."

      (e) Each of the undersigned is authorized to approve the terms and conditions of the Notes pursuant to the Resolutions.

      (f)  Attached hereto as Annex B are true and correct copies of the February Board Resolutions and the Written Consent Resolutions.

      (g) The Notes shall be issued as a Global Security (subject to exchange for definitive certificated Notes under the circumstances provided in the Indenture) and The Depository Trust Company shall be Depository for the Notes.

      (h) Attached hereto as Annex C are true copies of the letters addressed to the Trustee entitling the Trustee to rely on the Opinions of Counsel attached thereto, which Opinions relate to the Notes and comply with Section 10.4(b) of the Indenture.

      (i)  Each of the undersigned has reviewed the provisions of the Indenture, including the covenants and conditions precedent pertaining to the issuance of the Notes.

      (j)  In connection with this certificate each of the undersigned has examined documents, corporate records and certificates and has spoken with other officers of the Company.

      (i)  Each of the undersigned has made such examination and investigation as is necessary to enable him or her to express an informed opinion as to whether or not the covenants and conditions precedent of the Indenture pertaining to the issuance of the Notes have been satisfied.

      (j)  In our opinion all of the covenants and conditions precedent provided for in the Indenture for the issuance of the Notes have been satisfied.

    Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

    IN WITNESS WHEREOF, each of the undersigned officers has executed this certificate this 17th day of August, 2001.

By:	/s/ DONALD W. BLAIR Donald W. Blair Vice President and Chief Financial Officer

By:	/s/ MARCIA A. STILWELL Marcia A. Stilwell Treasurer

QuickLinks

NIKE, INC. OFFICERS' CERTIFICATE PURSUANT TO SECTIONS 2.2 AND 10.4 OF THE INDENTURE